EXHIBIT 10.19

NO. 236654
PAGE 2

                 PATENT CERTIFICATE OF PRACTICAL NEW MODEL TYPE

Practical New Model Name: LINER RUBBER ABSORBER CUSHION
Designer: Fu-Lin, Zhou
Patent Number: ZL 95 2 20019.8
Patent Application Date: August 20, 1995
Patent Holder : Fu-Lin, Zhou

The Department of Patent of China according to the Patent Act of the People's Republic of China has initially examined this practical new model. The Department of Patent of China issues this Patent Certificate.

   Department Chief Executive:


   Signature

NO. 236654

The Department of Patent according to the Patent Act has initially examined this practical new model. The patent and certificate are issued on July 26, 1996 and it is recorded in the patent register. The patent is effective from the date this certificate is issued.

The duration of this patent is ten years from the date of application. The patent holder should make annual payment according to details and regulations of the Patent Act. The annual payment should be made within the previous month of August 20 each year. The patent will be terminated from the year in which the annual payment is not paid.

The patent certificate states the legal situation when the patent is registered. Transfer, inheritance, rescission, inefficacy, and termination of the patent and changes of applicant's name or title, nationality and address are recorded in the patent register.